Exhibit A

JOINT FILING STATEMENT

I, the undersigned, hereby express my agreement that the attached Schedule 13D (and any amendments thereto) relating to the Common Stock of Carbonite, Inc. is filed on behalf of each of the undersigned.

Date: June 17, 2016

MENLO VENTURES X, L.P.

MENLO ENTREPRENEURS FUND X, L.P.

MMEF X, L.P.

By:	MV Management X, L.L.C.
Its:	General Partner

By:	/s/ Pravin A. Vazirani
PRAVIN A. VAZIRANI
Managing Member

MV MANAGEMENT X, L.L.C.

By:	/s/ Pravin A. Vazirani
PRAVIN A. VAZIRANI
Managing Member